As filed with the Securities and Exchange Commission on February 18, 1997.

                                                  Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM S-3

                         Registration Statement
                                  Under
                       THE SECURITIES ACT OF 1933

                              CEL-SCI Corporation
           (Exact name of registrant as specified in charter)

                                   Colorado
             (State or other jurisdiction of incorporation)

                                      66 Canal Center Plaza, Suite 510
                                         Alexandria, Virginia  223l4
          84-09l6344                                    (703) 549-5293
    (IRS Employer I.D.    (Address, including zip code, and telephone number
         Number)              including area of principal executive offices)

                              Geert Kersten
                        66 Canal Center Plaza, Suite 510
                          Alexandria, Virginia  223l4
                                       (703) 549-5293

                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

        Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             William T. Hart, Esq.
                                 Hart & Trinen
                             1624 Washington
                             Street
                            Denver, Colorado
                                 80203 (303) 839-
                                 0061

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration
Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]



                              Page 1 of      Pages
                       Exhibit Index Begins on Page

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or inter-est reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursu-ant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier ef-fective registration for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act regis- tration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      CALCULATION OF REGISTRATION FEE
Title of each                          Proposed    Proposed
  Class of                              Maximum     Maximum
Securities               Securities    Offering    Aggregate      Amount of
  to be                    to be       Price Per    Offering     Registration
Registered               Registered     Unit (1)     Price           Fee

Common Stock (2)           751,678        $4.25    $3,194,632       $1,102


Total                      751,678                 $3,194,632       $1,102


(1) Offering price computed in accordance with Rule 457(c).
(2) Shares of Common Stock are offered as by Sittona Company B.V., a Selling Shareholder.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registra- tion Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Sec- tion 8(a), may determine.

PROSPECTUS                    CEL-SCI CORPORATION
                              Common Stock


         This Prospectus relates to the offer and sale of 751,678 shares of the Common Stock of Cel-Sci Corporation (the "Company") by Sittona Company, B.V. ("Sittona"). Sittona acquired these shares in connections with the sale of certain technology by Sittona to the Company. See "Prospectus Summary, Acquisition of MULTIKINE Technology".
         Sittona is sometimes referred to in this Prospectus as the "Selling Shareholder".
         The Company will not receive any proceeds from the sale of the shares by the Selling Shareholder. The Selling Shareholder has advised the Company that it will offer the shares through broker/dealers at market prices with customary commissions being paid by the Selling Shareholder. The costs of registering the shares offered by the Selling Shareholder are being paid by the Company. The Selling Shareholder will pay all other costs of the sale of the shares offered by them. See "Selling Shareholder".
         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE
OF THIS PROSEPECTUS AND "COMPARATIVE SHARE DATA".
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
                        OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         On February   , 1997 the closing prices of the Company's Common

Stock and Warrants on the NASDAQ System were $     and $    , respectively.

See "Market Information".







                The Date of this Prospectus is February   , 1997

                          AVAILABLE INFORMATION

                     The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at its office in Washington, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registra- tion Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.
                   DOCUMENTS INCORPORATED BY REFERENCE
         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:
                           CEL-SCI Corporation
                        66 Canal Center Plaza, Suite 510
                          Alexandria, VA  22314
                             (703) 549-5293
                          Attention:  Secretary

         The following documents filed with the Commission by the Company (Commission File No. 0-11503) are hereby incorporated by reference into this
Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996; and

         (2) The Company's Proxy Statement relating to the June 14, 1996 Annual Meeting of Shareholders.

         All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or super- seded, to constitute a part of this Prospectus.

                           PROSPECTUS SUMMARY
         THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.


The Company

         CEL-SCI Corporation (the "Company") was formed as a Colorado corporation in 1983. The Company is involved in the research and development of certain drugs and vaccines. The Company's first product, MULTIKINETM, manufactured using the Company's proprietary cell culture technologies, is a combination, or "cocktail", of natural human interleukin-2 ("IL-2") and certain lymphokines and cytokines. MULTIKINE is being tested to determine if it is effective in improving the immune response of advanced cancer pantients. The Company's second product, HGP-30, is being tested to determine if it is an effective treatment/ vaccine against the AIDS virus.
In addition, the Company recently acquired a new patented T-cell Modulation Process which uses "hetero- conjugates" to direct the body to chose a specific immune response. The Com- pany intends to use this new technology to improve the cellular immune response of persons vaccinated with HGP-30 and to develop a potential tubercu- losis ("TB") treatment/vaccine.

         Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and toler-able dosage levels. Phase II trials continue the evaluation of immunogenicity and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indi- cations of efficacy. Phase III trials consist of testing for actual clinical efficacy for safety within an expanded group of patients at geographically dispersed test sites.

         In March 1995, the Canadian Health Protection Branch, Health and Wel-fare Ministry gave clearance to the Company to start a phase I/II cancer study using MULTIKINE. The study, which will enroll up to 30 head and neck cancer patients who have failed conventional treatments, will be conducted at several sites in the United States and Canada and is designed to evaluate safety, tumor responses and immune responses in patients treated with multiple courses of MULTIKINE. The length of time that each patient will remain on the inves- tigational treatment will depend on the patient's response to treatment. In May l995, the U.S. Food and Drug Administration
(FDA) authorized the export of the Company's MULTIKINE drug to Canada for purposes of this study.

         In February 1996 the FDA authorized the Company to conduct two human clinical studies using MULTIKINE and focusing on prostate and head and neck cancer. The prostate study is being conducted at Jefferson Hospital in Phila-delphia, Pennsylvania and will involve up to 15 prostate cancer patients who have failed on hormonal therapy. The head and neck cancer study will involve up to 30 cancer patients who have failed using conventional therapies. The head and neck cancer study in the U.S. is being conducted in conjunction with the Company's Canadian head and neck cancer study.

         Viral Technologies, Inc. ("VTI"), a wholly-owned subsidiary of the Company, is engaged in the development of a possible treatment/vaccine for AIDS. VTI's technology may also have application in the treatment of AIDS-in-fected individuals and the diagnosis of AIDS. VTI's AIDS treatment/ vaccine, HGP-30, has completed certain Phase I human clinical trials. In the Phase I trials, the vaccine was administered to volunteers who were not infected with the HIV virus in an effort to determine safe and tolerable dosage levels.

         In April 1995 VTI, with the approval of the California Department of Health Services Food and Drug Branch (FDB), began another clinical trial in California using volunteers who received two vaccinations. The volunteers re-ceiving the two lowest dosage levels were asked to donate blood for a SCID mouse HIV challenge study. The SCID mouse is considered to be the best avail-able animal model for HIV because it lacks its own immune system and therefore permits human cell growth. White blood cells from the five (5) vaccinated volunteers and from normal donors were injected into groups of SCID mice. They were then challenged with high levels of a different strain of the HIV virus than the one from which HGP-30 is derived. Infection by virus was determined and confirmed by two different assays, p24 antigen, a component of the virus core, and reverse transcriptase activity, an enzyme critical to HIV replication. Approximately 78% of the SCID mice given blood from vaccinated volunteers showed no HIV infection after virus challenge as compared to 13% of the mice given blood from unvaccinated donors.

         All of the Company's products are in the early stages of development. The Company does not expect to develop commercial products for several years, if at all. The Company has had operating losses since its inception, had an accumulated deficit of approximately $30,400,000 at September 30, 1996, and expects to incur substantial losses for the foreseeable future.

         In August 1996 the Company sold, in a private transaction, 5,000 shares of its Series B Preferred Stock (the "Series B Preferred Shares") for $5,000,000 or $1,000 per share. At the purchasers' option, up to 2,500 Series B Preferred Shares are convertible, on or after ten days from the date the shares have been registered for public sale (the "Effective Date"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 87% of the Closing Price of the Company's Common Stock. All Preferred Shares are convertible, on or after 40 days from the Effective Date, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. The term "Closing Price" is defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the conversion price may not be less than $3.60 nor more than $14.75. Each Preferred Share is entitled to a quarterly dividend, if, as, and when declared by the Board of
Directors, of $17.50. Any Series B Preferred Shares which are outstanding on the second anniversary of the Effective Date will be automatically converted into shares of the Company's Common Stock. By means of a Registration Statement filed with the Securities and Exchange Commission, the shares issuable upon the conversion of the Series B Preferred Shares have been registered for public sale. Prior to December 20, 1996 1,900 Series B Preferred Shares were converted into 527,774 shares of the Company's common stock. In December 1996 the Company repurchased 2,850 Series B Preferred Shares for $2,850,000 plus warrants which allow the holders to purchase up to 99,750 shares of the Company's common stock for $4.25 per share at any time prior to December 15, 1999. The Company raised funds required for this repurchase from the sale of its Series C Preferred Stock.

         In December 1996 the Company raised $2,850,000 from the sale of units consisting of 2,850 shares of the Company's Series C Preferred Stock, 379,763 Series A Warrants and 379,763 Series B Warrants. The Series C Preferred Shares are convertible into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock (the "Conversion Price"). The term "Closing Price" is defined as the average closing bid price of the Company's Common Stock over the five day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the Conversion Price may not be more than $4.00. Beginning 90 days after December 17, 1996 one half of the Series C Preferred Shares are convertible into shares of the Commpany's common stock. All preferred shares are convertible into shares of the Company's common stock beginning 180 days after December 17, 1996 provided however that if the Company's common stock trades for more than $8.00 at any time, then all shares of Preferred Stock will thereafter be immediately convertible into shares of the Company's common stock. The Preferred Shares are not entitled to any annual dividends, provided however that if the shares of common stock issuable upon the conversion of the Series C Preferred Stock have not been registered for public sale within 90 days after December 17, 1996, then the Company will pay a dividend (based upon a variable formula) with respect to each outstanding share of the Series C Preferred Stock. Any Series C Preferred Shares which are outstanding on December 15, 1998 will be automatically converted into shares of the Company's Common Stock, provided however the shares of Common Stock issuable upon the conversion of the Series C Preferred Shares have been registered for public sale and the Company's Common Stock is listed on the Nasdaq System. The Preferred Shares have a liquidation preference of $1,000 per share over the Company's Common Stock. Each Series A Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1998. Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1999. The shares issuable upon the conversion of the Series C Preferred Shares and the exercise of the Warrants are are being offered for public sale by means of this Registration Statement. See "Selling Shareholders".

Acquisition of MULTIKINE Technology

         The MULTIKINE technology being tested by the Company was developed by a group of researchers and was assigned, during l980 and l98l, to Hooper Trading Company, N.V., a Netherlands Antilles' corporation ("Hooper"), and Shanksville Corporation, also a Netherlands Antilles corporation ("Shanksville"). The MULTIKINE technology assigned to Hooper and Shanksville was licensed to Sittona Company, B.V., a Netherlands corporation ("Sittona"), effective September, l982 pursuant to a licensing agreement which required Sittona to pay Hooper and Shanksville royalties on income received by Sittona with respect to the MULTIKINE technology. In l983, Sittona licensed the MULTIKINE Technology to the Company and received from the Company a $1,400,000 advance royalty payment. At such time as the Company generated revenues from the sale or sublicense of this technology, the Company was required to pay royalties to Sittona equal to l0% of net sales and l5% of the licensing royalties received from third parties. In that event, Sittona, pursuant to its licensing agreements with Hooper and Shanksville, was required to pay to those companies a minimum of l0% of any royalty payments received from the Company. The license agreement with Sittona also required the Company to bear the expense of preparing, filing and processing patent applications and to obtain and maintain patents in the United States and foreign countries on all inventions, developments and improvements made by or on behalf of the Company relating to the MULTIKINE technology. The license was to remain in effect until the expiration or abandonment of all patent rights or until the MULTIKINE technology entered into the public domain, whichever was later.

         Prior to October, 1996, Maximilian de Clara, an Officer, Director and shareholder of the Company, owned 50% and 30%, respectively, of Hooper and Shanksville. Between 1985 and October 1996 Mr. de Clara owned all of the issued and outstanding stock of Sittona. In October 1996, Mr. de Clara disposed of his interest in Hooper, Shanksville and Sittona.

         In January 1997 Hooper and Shanksville sold all of their rights in the MULTIKINE technology to Sittona. Immediately following these transactions, Sittona sold all of its rights in the MULTIKINE technology to the Company, including all rights acquired from Hooper and Shanksville, in consideration for $500,000 in cash and 751,678 shares of the Company's common stock. The shares of the Company's Common Stock acquired by Sittona as a result of this transaction are being offered to the public by means of this Prospectus. See "Selling Shareholder".

         The Company's executive offices are located at 66 Canal Center Plaza, Suite 510, Alexandria, Virginia 22314, and its telephone number is
(703) 5495293.

                              THE OFFERING
Securities Offered:     751,678 shares of Common Stock are offered for public
                        sale by Sittona Company B.V. ("Sittona"). Sittona acquired these shares in connection with the sale of certain technology by Sittona to the Company.
                        Sittona is sometimes referred to in this Prospectus as the "Selling Shareholder". The Company will not receive any proceeds from the sale of the shares offered by the Selling Shareholder. See "Selling
                        Shareholder".

Common Stock Outstand-
ing Prior To and After
Offering:               As of January 31, 1997, the Company had 9,271,628
                        shares of Common Stock issued and outstanding.  See
                        "Comparative Share Data", "Selling Shareholder" and
                        "Description of Securities".

Risk Factors:           The purchase of the Securities offered by this Pros-
                        pectus involves a high degree of risk. Risk factors include the following: lack of revenues and history of loss, need for additional capital, government regula- tion, need for FDA approval, and dilution.
                        See "Risk Factors."

NASDAQ Symbols:         Common Stock:  CELI
                        Warrants:  CELIW

Summary Financial Data
                          For the Years Ended September 30,
                        1996       1995       1994       1993      1992
Investment Income &
  Other Revenues    $  322,370  $ 423,765   $624,670   $997,964   $434,180
Expenses:
Research and
  Development        3,471,477  1,824,661  2,896,109  1,307,042    481,697
Depreciation
  and
 Amortization          290,829    262,705    138,755     55,372     33,536

General and
  Administrative     2,882,958  1,713,912  1,621,990  1,696,119  1,309,475
Equity in loss of
joint venture            3,772    501,125    394,692    344,423    260,388

Net Loss   $(6,326,666) $(3,878,638) $(4,426,876) $(2,404,992) $(1,650,916)

Loss per
common share           $(0.98)    $(0.89)    $(1.06)    $(0.58)  $(0.42)

Weighted average
  common shares
outstanding     6,425,316   4,342,628   4,185,240   4,155,431  3,953,233


Balance Sheet Data

                                              September 30,
                        1996        1995       1994     1993       1992

Working
Capital    $10,266,104  $3,983,699  $5,795,191  $10,296,472 $13,043,012

Total Assets   11,878,370   6,359,011  8,086,670  11,633,090  13,769,504

Current
Liabilities     274,410   491,860   472,040   505,699     405,228

Long Term and
Other Liabi-
lities            19,638  1,025,118  935,562  182,532      61,858

Total
  Liabilities    294,048  1,516,978   1,407,602    688,231    467,086

Shareholders'
   Equity      11,584,322  4,842,033   6,679,068  10,944,859   ,302,4l8

No common stock dividends have been declared by the Company since its inception.

                              RISK FACTORS
         An investment in the Company's Securities involves a high degree of risk. Prospective investors are advised that they may lose all or part of their investment. Prospective investors should carefully review the following risk factors.
         Lack of Revenues and History of Loss. The Company has had only limited revenues since it was formed in 1983. Since the date of its formation and through September 30, 1996, the Company has incurred net losses of approximately $30,400,000. During the years ended September 30, 1994, 1995 and 1996 the Company suffered losses of $4,426,876, $3,878,638 and $6,326,666 respectively. The Company has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. All of the Company's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, the Company expects to incur substantial losses for the foreseeable future.
         Need for Additional Capital. Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration ("FDA"), involve significant costs. The Company expects that it will need additional financing in order to fund the costs of future clinical trials, related research, and general and administrative expenses. The Company may be forced to delay or postpone development and research expenditures if the Company is unable to secure adequate sources of funds. These delays in development may have an adverse effect on the Company's ability to produce a timely and competitive product. There can be no assurance that the Company will be able to obtain additional funding from other sources.
         Viral Technologies, Inc. ("VTI"), a wholly-owned subsididary of the Company, is dependent upon funding from the Company for its operations and research programs.
         Cost Estimates. The Company's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If the Company's cost estimates are incor-rect, the Company will need additional funding for its research efforts.
         Government Regulation - FDA Approval. Products which may be devel-oped by the Company or Viral Technologies, Inc. (or which may be developed by affiliates or licensees) will require regulatory approvals prior to sale. In particular, therapeutic agents and diagnostic products are subject to approv-al, prior to general marketing, by the FDA in the United States and by compar-able agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by the Company, Viral Technologies, Inc. or its licensees, and there can be no assurance that such approvals will be granted. Any failure to obtain or any delay in obtaining such approvals may adversely affect the ability of poten- tial licensees or the Company to successfully market any products developed.
Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. The clinical trial which the Company's affiliate, Viral Technologies, Inc., is conducting in California is regulated by government agencies in California and obtaining approvals from states for clinical trials is likewise expensive and time consuming.

         Dependence on Others to Manufacture Product. The Company has an agreement with an unrelated corporation for the production, until 1997, of MULTIKINE for research and testing purposes. At present, this is the Company's only source of MULTIKINE. If this corporation could not, for any reason, supply the Company with MULTIKINE, the Company estimates that it would take approximately six to ten months to obtain supplies of MULTIKINE under an alternative manufacturing arrangement. The Company does not know what cost it would incur to obtain this alternative source of supply.

         Licensed Technology. The Company's clinical studies and research with respect to MULTIKINE have focused on compounds, compositions and processes which were licensed to the Company by Sittona Company, B.V. ("Sittona") in 1983. Maximilian de Clara, the Company's president and a director, controlled Sittona between 1985 and 1996. Any commercial products developed by the Com- pany and based upon the technology licensed by Sittona will belong to Sittona, subject to the Company's right to manufacture and sell such products in accordance with the terms of the licensing agreement. The Company's license remains in effect until the expiration or abandonment of all patent rights or until the compounds, compositions and processes subject to the license enter into the public domain, whichever is later. The license may be terminated earlier for other reasons, including the insolvency of the Company. Any future trans- actions between the Company and Sittona will be subject to the review and approval by a majority of the Company's disinterested directors.

         Technological Change. The biomedical field in which the Company is involved is undergoing rapid and significant technological change. The suc-cessful development of therapeutic agents and diagnostic products from the compounds, compositions and processes licensed to the Company, through Company financed research or as a result of possible licensing arrangements with phar- maceutical or other companies, will depend on its ability to be in the tech- nological forefront of this field. There can be no assurance that the Company will achieve or maintain such a competitive position or that other technologi- cal developments will not cause the Company's proprietary technologies to become uneconomical or obsolete.

         Certain of the Company's products, as well as certain technology relating to such products, are covered by U.S. and foreign patents licensed to the Company. There is no assurance that any pending patent applications or any patent applications which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford the owners of the patents and the Company. Disputes may arise between the owners of the patents or the Company and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that the Company or the owners of the patents will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to the Company. The scope and validity of such patents, if any, the extent to which the Company or the owners of the patents may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as the Company relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

         Options, Warrants and Convertible Securities. The Company has is-sued options, warrants and other convertible securities ("Derivative Securi-ties") which allow the holders to acquire additional shares of the Company's Common Stock. In some cases the Company has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities underlying certain Derivative Securities will be available for public sale. Such filings could result in substantial expense to the Company and could hinder future financings by the Company.

         For the terms of these Derivative Securities, the holders thereof will have an opportunity to profit from any increase in the market price of the Company's Common Stock without assuming the risks of ownership. Holders of such Derivative Securities may exercise and/or convert them at a time when the Company could obtain additional capital on terms more favorable than those provided by the Derivative Securities. The exercise or conversion of the Derivative Securities will dilute the voting interest of the owners of pre- sently outstanding shares of the Company's Common Stock and may adversely af- fect the ability of the Company to obtain additional capital in the future. The sale of the shares of Common Stock issuable upon the exercise or conver- sion of the Derivative Securities could adversely affect the market price of the Company's stock. See "Comparative Share Data".

         Competition. The competition in the research, development and com-mercialization of products which may be used in the prevention or treatment of cancer and AIDS is intense. Major pharmaceutical and chemical companies, as well as specialized genetic engineering firms, are developing products for these diseases. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing signifi-cant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and AIDS and are expected to become more active in the future.

         The clinical trials sponsored to date by the Company and VTI have not been approved by the FDA, but rather have been conducted pursuant to approvals obtained from regulatory agencies in England, Canada and certain states. Since the results of these clinical trials may not be accepted by the FDA, companies which are conducting clinical trials approved by the FDA may have a competi- tive advantage in that the products of such companies are further advanced in the regulatory process than those of the Company or VTI.

         Lack of Dividends. There can be no assurance the Company will be profitable. At the present time, the Company intends to use available funds to finance the Company's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by the Company. The Company does not presently intend to pay dividends on its common stock and there can be no assurance that common stock dividends will ever be paid.
         Dilution. Persons purchasing the securities offered by this Pros-pectus will suffer immediate dilution since the price paid for the securities offered will likely be more than the net tangible book value of the Company's Common Stock. See "Comparative Share Data."
         Preferred Stock. The Company's Articles of Incorporation authorize the Company's Board of Directors to issue up to 200,000 shares of Preferred Stock. The provisions in the Company's Articles of Incorporation relating to the Preferred Stock allow the Company's directors to issue Preferred Stock with multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issu-ance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.
                         COMPARATIVE SHARE DATA
         As of January 31, 1997, the present shareholders of the Company owned 9,271,628 shares of Common Stock, which had a net tangible book value of approximately $1.38 per share.  The following table illustrates the comparative stock ownership of the other stockholders of the Company, as compared to the investors in this Offering, assuming all shares offered are sold.

Shares outstanding (1)                                  9,271,628

Shares offered by selling Shareholder (2)                751,678
 Net tangible book value per share                         $1.38
Equity ownership by present shareholders
  after this offering                                     91.9%

Equity ownership by investors in this Offering             8.1%

(1) Amount excludes shares which may be issued upon the exercise and/or con-version of options, warrants and other convertible securities previously issued by the Company. See table below.

    See "Selling Shareholder".

         The purchasers of the securities offered by this Prospectus will suf-fer an immediate dilution if the price paid for the securities offered is greater than the net tangible book value of the Company's Common Stock.

         "Net tangible book value per share" is the amount that results from dividing (i) the Company's total tangible assets less total liabilities, by
(ii) the total outstanding shares of the Company's Common Stock. "Dilution" is the difference between the price paid for the Company's Common Stock and the Company's net tangible book value per share immediately after the Offering.
         The following table reflects the additional shares which may be is-sued as the result of the exercise of outstanding options and warrants or the conversion of other securities issued by the Company.


                                                      Number of       Note
                                                        Shares      Reference

         Outstanding as of January 31, 1997           9,271,628
    Other Shares Which May Be Issued:
         Shares issuable upon conversion of
         the Company's Series C preferred stock,
         assuming conversion price of
         $4.00 per share                                712,512         A
         Shares issuable upon exercise of
           Series A and Series B Warrants               759,526         A
         Shares issuable upon conversion of Series
           B Preferred stock, assuming conversion
         price of $4.00 per share                        62,500         B

         Shares issuable upon exercise of warrants
           to be held by former holders of the
           Company's Series B Preferred Stock.           99,750         B

         Shares issuable upon exercise of
 warrants issued to Selling Agent, or its
assigns, in connection with the Company's
June and September 1995 Private Offerings                49,720         C
         Shares issuable upon exercise of
 warrants issued to Selling Agent, or its assigns,
 in connection with the Company's August 1996
Private Offering                                         15,355         D
Shares issuable upon exercise of warrants sold
in Company's 1992 Public Offering                       517,500         E

 Shares issuable upon exercise of warrants sold
 to Underwriter in connection with Company's 1992
Public Offering                                          90,000         F

Shares issuable upon exercise of options granted to Company's officers, directors, employees and

consultants                                             1,161,750         G

         Shares outstanding (pro forma basis)          12,740,241

A. In December 1996 the Company raised $2,850,000 from the sale of units con-sisting of 2,850 shares of the Comany's Series C Preferred Stock, 379,763 Series A Warrants and 379,763 Series B Warrants. The Series C Preferred Shares are convertible into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by the 85% of Closing Price of the Company's Common Stock (the "Conversion Price"). The term "Closing Price" is defined as the average closing bid price of the Com-pany's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Beginning 90 days after December 17, 1996, one half of the Series C Preferred Shares are convert-ible into shares of the Company's common stock. All preferred shares are convertible into shares of the Company's common stock beginning 180 days after December 17, 1996, provided however that if the closing bid price of the Company's common stock trades for more than $8.00 at any time, then all shares of Preferred Stock will thereafter be immediately convertible into shares of the Company's common stock. Notwithstanding the above, the Conversion Price may not be more than $4.00. Any
    Preferred Shares which are outstanding on December 15, 1998 will be automatically converted into shares of the Company's Common Stock, provided that the shares of Common Stock issuable upon the conversion of the Preferred Shares have been registered for public sale and the Company's Common Stock is listed on the Nasdaq system. Each Series A Warrant entitles the holder to purchase one share of the Company's common stock at a price fo $4.50 per share at any time prior to March 15, 1998. Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1999. By means of a separate Registration Statement, the shares issuable upon the conversion of the Series C Preferred Shares and the exercise of the Warrants are being offered for public sale.

    B. In August 1996 the Company sold, in a private transaction, 5,000 shares of its Series B Preferred Stock (the "Preferred Shares") for $5,000,000 or $1,000 per share. At the purchasers' option, up to 2,500 Preferred Shares were convertible, on or after November 7, 1996 (the "Effective Date"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 87% of the Closing Price of the Company's Common Stock. All Preferred Shares are convertible, on or after 40 days from the Effective Date, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number of the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. The term "Closing Price" is defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the conversion price may not be less than $3.60 nor more than $14.75. The Preferred Shares, if issued, are entitled to a quarterly divi- dend of $17.50 per share. Any Preferred Shares which are outstanding on November 7, 1998 will be automatically converted into shares of the Com- pany's Common Stock. By means of a separate Registration Statement filed with the Securities and Exchange Commission, the shares issuable upon the conversion of the Series B Preferred Shares have been registered for public sale. Prior to December 20, 1996 1,900 Series B Preferred Shares were converted into 527,774 shares of the Company's common stock. In December 1996 the Company repurchased 2,850 Series B Preferred Shares for $2,850,000 plus warrants which allow the holders to purchase up to 99,750 shares of the Company's common stock for $4.25 per share at any time prior to December 15, 1999. The Company raised the funds required for this repurchase from the sale of its Series C Preferred Stock.

C. In connection with the Company's June and September Private Offerings, Neidiger/Tucker/Bruner, Inc., the Sales Agent for these offerings, received a commission, a non-accountable expense allowance and warrants to purchase (i) 57,500 shares of the Company's Common Stock at $2.00 per share, (ii) 57,500 shares at $2.40 per share, and (ii) an additional 115,000 shares at $3.25 per share. Prior to the date of this Prospectus the Sales Agent (and/or its assigns) collectively exercised Warrants pertaining to 180,280 shares of the Company's Common Stock. By means of a separate Registration Statement, the shares of Common Stock issuable upon the exercise of the remaining Warrants issued to the Sales Agent have been registered for public sale.

D. In connection with the Company's August l996 Private Offering, Shoreline Pacific Institutional Finance, the Sales Agent for such offering, received a commission plus warrants to purchase 15,355 shares of the Company's Com- mon Stock at $6.51 per share. By means of a separate Registration State- ment, the shares of Common Stock issuable upon the exercise of the Warrants issued to the Sales Agent (or its assigns) have been registered for public sale.

E.  See "Description of Securities".

F. The Underwriter's Warrants provide that the Company, at its expense, will make appropriate filings with the Securities and Exchange Commission so that the securities underlying the Underwriter's Warrants will be available for public sale.

G. The options are exercisable at prices ranging from $2.87 to $19.70 per share. The Company may also grant options to purchase 833,707 additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.


                           SELLING SHAREHOLDER
         This Prospectus relates to the offer and sale of 802,750 shares of the Company's Common Stock by Sittona Company, B.V. ("Sittona"or the "Selling Shareholder"). Sittona acquired these shares in connection with the sale of certain technology to the Company. See "Prospectus Summary - Acquisition of Technology from Sittona".
                                                 Shares to          Owner
                                 Shares          be Sold            ship
                               Presently         in this            After
Name of Selling Shareholder      Owned           Offering (1)       Offering

Sittona Company, B.V.            751,678           751,678              -
(1) Assumes all shares owned by the Selling Shareholder, are sold to the public by means of this Prospectus.
         The shares of Common Stock owned, or which may be acquired, by the Selling Shareholder may be offered and sold by means of this Prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated.

         The Selling Shareholder and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of 2(11) of the Securities Acts of 1933, and any commissions re- ceived by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder and any securities broker/dealers who may be deemed to be underwriters against certain liabili- ties, including liabilities under the Securities Act as underwriters or other- wise.

         The Company has advised the Selling Shareholder that it and any securities broker/dealers or others who may be deemed to be statutory under-writers will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised the Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Share-holder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A
"distribution" is defined in Rule 10b-6 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of spe- cial selling efforts and selling methods". The Company has also advised the Selling Shareholder that Rule 10b-7 under the 1934 Act prohibits any "stabi- lizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.
         Rule 10b-6 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 10b-6 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activi- ties until their participation in the distribution has been completed. If Rule 10b-6 applies to one or more of the principal market-makers in the Company's Common Stock, the market price of such stock could be adversely affected.
                        DESCRIPTION OF SECURITIES
Common Stock
         The Company is authorized to issue 100,000,000 shares of Common Stock, (the "Common Stock"). Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the out- standing Common Stock can elect all directors.
         Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.
         Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemp- tion, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable and all of the shares of Common Stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.
Preferred Stock
         The Company is authorized to issue up to 200,000 shares of Preferred Stock. The Company's Articles of Incorporation provide that the Board of Directors has the authority to divide the Preferred Stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to estab-lish the terms of, and to issue, the Preferred Stock without shareholder approval, the Preferred Stock could be issued to defend against any attempted take- over of the Company.

         In May 1996 the Company sold 3,500 shares of its Series A Preferred Stock (the "Preferred Shares") for $3,500,000 or $1,000 per share. At the purchasers' option, up to 1,750 Preferred Shares were convertible, on or after 60 days from the closing date of the purchase of such shares (the "Closing"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. All Preferred Shares were convertible, on or after 90 days from the Closing, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number to the amount determined by dividing $1,000 by 83% of the Closing Price of the Company's Common Stock. The term "Closing Price" was defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. All outstanding shares of the Series A Preferred Stock have since been converted into 632,041 shares of the Company's Common Stock. The shares issued upon the conversion of the Series A Preferred Stock are being offered for public sale by means of a separate registration statement.

         See "Comparative Share Data" for information concerning the Company's Series B and Series C Preferred Stock.

Publicly Traded Warrants

         In connection with the Company's February, 1992 public offering, the Company issued 5,175,000 Warrants. Every ten Warrants entitle the holder to purchase one share of the Company's Common Stock at a price of $15.00 per share prior to February 7, 1998. The Company, upon 30-days notice, may accelerate the expiration date of the Warrants, provided, however, that at the time the Company gives such notice of acceleration (1) the Company has in effect a cur- rent registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants and (2) at any time during the 30 day period pre- ceding such notice, the average closing bid price of the Company's Common Stock has been at least 20% higher than the warrant exercise price for 15 consecutive trading days. If the expiration date is accelerated, all Warrants not exer- cised within the 30-day period will expire.

         Other provisions of the Warrants are set forth below. This informa-tion is subject to the provisions of the Warrant Certificate representing the Warrants.

         1. Holders of the Warrants may sell the Warrants rather than exer-cise them. However, there can be no assurance that a market will develop or continue as to the Warrants.

         2. Unless exercised within the time provided for exercise, the War-rants will automatically expire.

         3. The exercise price of the Warrants may not be increased during the term of the Warrants, but the exercise price may be decreased at the dis-cretion of the Company's Board of Directors by giving each Warrant holder notice of such decrease. The exercise period for the Warrants may be extended by the Company's Board of Directors giving notice of such extension to each Warrant holder of record.
         4. There is no minimum number of shares which must be purchased upon exercise of the Warrants.
         5. The holders of the Warrants in certain instances are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits, reclassifi-cations, and mergers.
         6. The holders of the Warrants have no voting power and are not en-titled to dividends. In the event of a liquidation, dissolution, or winding up of the Company, holders of the Warrants will not be entitled to participate in the distribution of the Company's assets.
Transfer Agent
         American Securities Transfer, Inc., of Denver, Colorado, is the transfer agent for the Company's Common Stock.
                               LITIGATION
         In February 1996 the Company filed a lawsuit against ImmunoRx and Dr. John Hadden for contract breach, tortious interference of contract and patent infringement concerning the Company's MULTIKINE drug. The lawsuit, filed in the U.S. District Court for the Middle District of Florida, seeks damages and the termination of certain research and clinical studies being conducted by ImmunoRx and Dr. Hadden. From 1984 to 1992, Dr. Hadden consulted with the Company, performed research on MULTIKINE and manufactured MULTIKINE for the Com- pany's head and neck cancer study in Florida. In early 1993, Dr. Hadden signed a separation agreement with the Company acknowledging the Company's ownership of both MULTIKINE and the research results. The Company has learned that Dr. Hadden and ImmunoRx are apparently making copies of MULTIKINE, in contravention of the separation agreement and the patents covering MULTIKINE, and have begun clinical studies in a foreign country using a copy of MULTIKINE. See "Business Compounds and Processes Licensed to the Company".
                                 EXPERTS
         The financial statements as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, inde- pendent auditors, as stated in their report appearing herein, and are incorpo- rated by reference upon the report of such firm given upon their authority as experts in accounting and auditing.
                             INDEMNIFICATION
         The Company's Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably en- titled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Com- pany has been informed that in the opinion of the Securities and Exchange Com- mission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
                         ADDITIONAL INFORMATION
         The Company has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20001, a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Com- pany and such securities, reference is made to the Registration Statement and to the Exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an Exhibit to the Registration State- ment, each such statement being qualified in all respects by such reference. Copies of each document may be inspected at the Commission's offices at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and the Midwest Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illi- nois 60681-2511. This Registration Statement and the related exhibits may also be inspected at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. Copies may be obtained at the Washington, D.C. office upon payment of the charges prescribed by the Commission.




2512D

         No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus. Any information or representation not contained in this Prospec- tus must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.
                            TABLE OF CONTENTS
                                                                      Page
Prospectus Summary ...........................................
Risk Factors .................................................
Comparative Share Data .......................................
Selling Shareholders .........................................
Description of Securities ....................................
Litigation ...................................................
Experts ......................................................
Indemnification ..............................................
Additional Information .......................................





                              Common Stock

                           CEL-SCI CORPORATION




                               PROSPECTUS



                                   PART II
                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.

             SEC Filing Fee                                      $1,102
             NASD Filing Fee                                        819
             Blue Sky Fees and Expenses                             100
             Printing and Engraving Expenses                        100
             Legal Fees and Expenses                             20,000
             Accounting Fees and Expenses                         3,000
             Transfer Agent Fees                                    -
             Miscellaneous Expenses                               4,879

             TOTAL                                              $30,000

             All expenses other than the S.E.C. and NASD filing fees are estimated.

Item 25.  Indemnification of Officers and Directors.

         It is provided by Section 7-109-102 of the Colorado Revised Statutes and the Company's Bylaws that the Company may indemnify any and all of its of-ficers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in con- nection with the defense of any legal proceeding or threatened legal proceed- ing, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of the Company.

Item 16.  Exhibits

3(a)     Articles of Incorporation      Incorporated by reference to Exhibit
                                        3(a) of the Company's combined Regis-
                                        tration Statement on Form S-1 and
                                        PostEffective Amendment
                                        ("Registration Statement"),
                                        Registration Nos. 2-85547D and 33-
                                        7531.

(b)     Amended Articles               Incorporated by reference to Exhibit
                                        3(a) of the Company's Registration
                                        Statement on Form S-1, Registration
                                        Nos. 2-85547-D and 33-7531.

 (c)     Amended Articles               Filed as Exhibit 3(c) to the
Company's
         (Name change only)             Registration Statement on Form S-1
                                        Registration Statement (No. 33-
34878).

(d)     Bylaws                         Incorporated by reference to Exhibit
                                        3(b) of the Company's Registration
                                        Statement on Form S-1, Registration
                                        Nos. 2-85547-D and 33-7531.




                                  II-1
4(a)     Specimen copy of               Incorporated by reference to Exhibit
         Stock Certificate              4(a) of the Company's Registration
                                        Statement on Form S-1, Registration
                                        Nos. 2-85547-D and 33-7531.

 (c)     Form of Common Stock           Incorporated by reference to Exhibit
         Purchase Warrant               4(c) filed as an exhibit to the Com-
                                        pany's Registration Statement on Form
                                        S-1 (Registration No. 33-43281).

5.       Opinion of Counsel

10(e)    Employment Agreement with      Filed with Amendment Number 1 to the
         Geert Kersten                  Company's Registration Statement on
                                        Form S-1 (Commission File Number 33-
                                        43281).



23(a)    Consent of Hart & Trinen

  (b)    Consent of Deloitte &
         Touch LLP

24.      Power of Attorney              Included as part of signature page.


Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

              (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individual-ly or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Regis-tration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.



                                  II-2

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3) To remove from registration by means of a post-effective amend-ment any of the securities being registered which remain unsold at the termi-nation of the offering.
         Insofar as indemnification for liabilities arising under the Securi-


ties Act of l933 may be permitted to directors, officers and controlling per-


sons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the pay- ment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,


officer or controlling per- son in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controll- ing precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

















                                  II-3
2512D:dm

                            POWER OF ATTORNEY
         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effec-tive amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to exe-cute in the name and in behalf of the Registrant and any such person, indivi-dually and in each capacity stated below, any such amendments to this Regis-tration Statement.
                               SIGNATURES
         Pursuant to the requirements of the Securities Act of l933, the Reg-istrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly auth-orized, in the City of Alexandria, State of Virginia, on the 14th day of February, 1997.
                                       CEL-SCI CORPORATION
                                       By: /s/ Maximilian de Clara
                                          MAXIMILIAN DE CLARA, PRESIDENT

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Maximilian de Clara       Director and Principal      February 14, 1997
MAXIMILIAN DE CLARA           Executive Officer

/s/ Geert R. Kersten          Director, Principal         February 14, 1997
GEERT R. KERSTEN              Financial Officer
                           and Chief Executive
                              Officer

/s/ Mark V. Soresi            Director                    February 14, 1997
MARK V. SORESI

/s/ F. Donald Hudson          Director                    February 14, 1997
F. DONALD HUDSON



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